EMERALD ® Indices US & Emerging Markets December 31, 2015 Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333 - 206013 Dated: January 14, 2016

The mean - reversion strategy (the “Strategy”) that underlies EMERALD and EMERALD EM seeks to capture returns from mean - reversion in the price of an underlying asset during the course of a single week – The tendency for daily returns of an asset to be followed by daily returns in the opposite direction (or mean - revert) is referred to as negative serial correlation. For an asset displaying such a tendency, the net weekly change (or “weekly” volatility) would under - represent the amount the asset moved during the week (or “daily” volatility) – Illustration: In the S&P 500 ® Index, in the fall of 2008 brief but sharp rallies interrupted the dramatic sell - off frequently. Volatility observed daily topped 70%, but volatility observed weekly registered around 50%. 1 1 This was an extreme period with volatility spreads that were highly abnormal and not likely to be frequently repeated. Source: Deutsche Bank, Bloomberg Finance L.P., 2015 EMERALD ® Strategy US & Emerging Markets S&P 500 Daily Returns Sep 3 2008 to Dec 16 2008 -10% -5% 0% 5% 10% Sep 3 Sep 10 Sep 17 Sep 24 Oct 1 Oct 8 Oct 15 Oct 22 Oct 29 Nov 5 Nov 12 Nov 19 Nov 26 Dec 4 Dec 11 Page 1

Each Strategy’s performance is tied to the spread between “daily” volatility and “weekly” volatility – In the S&P 500 ® , volatility observed daily has exceeded volatility observed weekly over the past 17 years approx. 85% of the time 1 – In the iShares MSCI Emerging Markets Index Fund (EEM), volatility observed daily has exceeded volatility observed weekly over the past 12 years approx. 79% of the time; over the past 10 years, that has occurred 89% of the time 2 – The Strategy seeks to monetize these negative serial correlations by periodically buying “daily” volatility and sell “weekly” volatility on the S&P 500 or EEM, as applicable, in equal notional amounts – The EMERALD and EMERALD EM offer a unique risk profile that may offset market risk – They have risen steadily with infrequent drawdowns that were generally quickly recovered ‒ Significant positive returns in 2007 - 2008 (based on retrospective calculation, not actual returns) demonstrate the value they can offer during periods of market turmoil (see charts on following pages) 1 Daily and weekly volatilities of the S&P 500 ® Index were observed over rolling 6 - month periods from March 1998 to December 2015 2 Daily and weekly volatilities of EEM were observed over rolling 6 - month periods from April 2003 to December 2015 and June 2005 to December 2015 Note: EMERALD did not exist prior to October 12, 2009 (the “EMERALD Live Date”); EMERALD EM did not exist prior to January 13, 2011 (t he “EMERALD EM Live Date”). No actual investment which allowed tracking of the performance of the EMERALD indices was possible before the EMERALD Li ve Date and EMERALD EM Live Date. respectively. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during t he retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The per formance of any investment product based on EMERALD or EMERALD EM would have been lower than such index as a result of fees and/or costs. See Risk Factors for more information. Source : Deutsche Bank, 2015 EMERALD ® Strategy US & Emerging Markets Page 2

EMERALD ® (based on S&P 500 ® ) Annual Returns Note: EMERALD did not exist prior to October 12, 2009 (the “EMERALD Live Date”); No actual investment which allowed tracking of the pe rformance of EMERALD was possible before the EMERALD Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the res ult s shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on EMERALD would have been lower than EMERALD as a result of fees and/or costs. See Risk Factors for more information. Source : Deutsche Bank, Bloomberg Finance L.P., 2015 Performance Analysis (from March 16, 1998) March 1998 – December 2015 EMERALD® S&P 500® Annualized Returns 4.2% 3.7% Volatility (Weekly Returns) 8.5% 18.3% Sharpe Ratio (2.3%) 0.50 0.08 Max. Drawdown (Weekly Returns ) - 22.7% - 55.5% Start Date 18 - Aug - 15 9 - Oct - 07 End Date 25 - Aug - 15 3 - Mar - 09 Max/Min Returns Rolling 12 Months 38.5%/ - 20.9% 68.3%/ - 47.7% Rolling 3 Months 25.5%/ - 20.8% 39.3%/ - 41.0% Rolling 12 Months % Positive 81% 72% % Negative 19% 28% Average 4.7% 5.3% Median 3.1% 9.7% Correlation (Weekly Returns) 0.22 Monthly Returns Analysis (shaded area is retrospectively calculated historical results) 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Jan - 0.4% 1.2% 0.0% - 0.3% 1.1% - 1.6% 0.5% - 0.8% 0.9% - 0.1% - 0.7% 0.9% 0.7% Feb 0.9% 0.8% 1.0% 0.2% - 0.4% 0.6% 0.2% 1.7% 0.2% 0.0% 2.7% - 0.7% 0.5% Mar - 0.8% - 0.5% - 0.2% 0.4% - 2.6% 4.2% - 0.5% - 0.8% 1.1% 0.2% - 0.7% 1.0% 1.0% Apr 1.9% - 0.2% 2.1% 0.4% - 0.6% 0.4% 2.0% 1.8% - 0.8% 0.9% 1.8% 0.9% 0.4% May 0.2% 0.3% - 0.2% - 2.1% 1.0% 0.2% 0.8% 1.7% 0.5% - 1.9% - 0.1% 0.4% 2.1% Jun - 0.1% 1.1% 0.3% 2.5% 1.0% 1.0% 0.3% - 0.3% 0.5% 1.0% 2.3% - 0.2% 0.6% Jul 2.5% 0.3% 0.6% 0.3% - 1.6% 3.2% - 2.3% - 0.8% - 2.2% - 0.6% - 1.6% 0.5% 0.3% Aug - 0.1% - 0.1% 1.4% - 0.5% 5.7% 3.5% 0.3% 0.2% - 1.6% 0.6% 0.0% - 1.1% - 9.5% Sep 0.0% 0.9% 0.3% 0.1% 0.7% 17.5% - 0.7% 0.0% 1.5% 0.0% - 1.5% 1.6% 3.1% Oct 0.1% - 1.4% 2.3% 0.3% 0.2% - 1.4% 0.9% 0.7% 0.7% - 0.9% 0.1% - 3.6% - 1.3% Nov 0.5% - 1.0% - 2.0% 0.8% 2.6% 1.3% 0.5% 0.1% - 0.2% - 0.2% 1.1% - 0.4% - 0.1% Dec 0.1% 1.5% 0.9% 0.1% 0.6% 2.5% 0.4% - 0.3% 0.2% 1.4% - 0.5% - 1.9% 3.2% Ann Ret 4.6% 2.9% 6.7% 2.2% 7.9% 34.7% 2.4% 3.1% 1.0% 0.3% 2.7% - 2.6% 0.4% Index Returns (from March 16, 1998) Page 3 8.7% - 1.7% 7.0% 4.6% 2.9% 6.7% 2.2% 7.9% 34.7% 2.4% 3.1% 1.0% 0.3% 2.7% - 2.6% 0.4% 4.2% - 10.1% - 13.0% - 23.4% 26.4% 9.0% 3.0% 13.6% 3.5% - 38.5% 23.5% 12.8% 0.0% 13.4% 29.6% 11.4% - 0.7% 3.7% EMERALD® S&P 500® 50 100 150 200 Mar 1998 Mar 2001 Mar 2004 Mar 2007 Mar 2010 Mar 2013 EMERALD® Index Live Date S&P 500®

Adding EMERALD to an equity portfolio can enhance returns and potentially lower volatility – “S&P ® + EMERALD” assumes $100 investment in S&P 500 ® plus $100 exposure to EMERALD starting on March 16, 1998 – Annualized Returns – S&P 500 ® : 3.7% – EMERALD: 4.2% – S&P ® + EMERALD: 6.3% – Volatility (weekly returns) – S&P 500 ® : 18.3% – EMERALD: 8.5% – S&P ® + EMERALD: 17.0% Note: EMERALD did not exist prior to October 12, 2009 (the “EMERALD Live Date”); No actual investment which allowed tracking of the pe rformance of EMERALD was possible before the EMERALD Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the res ult s shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on EMERALD would have been lower than EMERALD as a result of fees and/or costs. See Risk Factors for more information. Source : Deutsche Bank, Bloomberg Finance L.P., 2015 BBG: DBVEMR EMERALD ® EMERALD as an Overlay to an Equity Portfolio Page 4 0 50 100 150 200 250 300 350 Mar 1998 Mar 2001 Mar 2004 Mar 2007 Mar 2010 Mar 2013 EMERALD® Index Live Date S&P 500® S&P® + EMERALD®

EMERALD ® Bi - Weekly EMERALD Bi - Weekly is based on a similar strategy as EMERALD but seeks to capture returns from mean - reversion in the level of the S&P 500 Index during the course of two weeks. Annual Returns Note: EMERALD Bi - Weekly did not exist prior to April 1, 2015 (the “EMERALD Bi - Weekly Live Date”); EMERALD Bi - Weekly has very limited p erformance history and no actual investment which allowed tracking of the performance of EMERALD Bi - Weekly was possible before the EMERALD Bi - Weekly Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do no t reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on EMERALD Bi - Weekly would have been lower than EMERALD Bi - Weekly as a result of fees and/or costs. See Risk Factors for more information. Source : Deutsche Bank, Bloomberg Finance L.P., 2015 Performance Analysis (from March 16, 1998) March 1998 – December 2015 EMERALD Bi - Weekly S&P 500® Annualized Returns 8.9% 3.7% Volatility (Weekly Returns) 13.7% 18.3% Sharpe Ratio (2.3%) 0.65 0.08 Max. Drawdown (Weekly Returns ) - 27.0% - 55.5% Start Date 18 - Aug - 15 9 - Oct - 07 End Date 25 - Aug - 15 3 - Mar - 09 Max/Min Returns Rolling 12 Months 49.6%/ - 24% 68.3%/ - 47.7% Rolling 3 Months 41.3%/ - 25.7% 39.3%/ - 41% Rolling 12 Months % Positive 93% 72% % Negative 7% 28% Average 9.1% 5.3% Median 7.9% 9.7% Correlation (Weekly Returns) 0.30 Monthly Returns Analysis (shaded area is retrospectively calculated historical results) 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Jan - 1.4% 0.7% 0.7% 1.5% 1.6% - 2.5% 0.7% - 2.3% 0.9% - 0.4% - 0.9% 1.3% 2.3% Feb 1.1% 1.2% 1.7% 1.4% 1.2% 2.8% - 1.0% 3.2% 0.4% - 0.1% 3.2% - 1.9% 0.3% Mar 0.7% 0.4% - 1.1% 1.0% 0.4% 4.4% - 1.0% - 2.2% 1.8% 0.5% - 1.1% 1.8% 2.3% Apr 2.0% - 0.1% 3.6% 2.2% - 1.3% 1.4% 1.5% 1.8% - 1.2% 1.8% 4.5% 2.6% 0.6% May 0.5% - 0.5% 0.5% - 1.9% 1.2% 1.5% 1.1% 2.5% 1.3% - 2.5% - 1.9% 0.4% 2.1% Jun - 0.9% 1.1% 0.6% 3.3% 5.0% - 0.1% 0.4% - 0.1% 0.0% 3.0% 4.1% - 0.3% 1.1% Jul 3.2% - 0.1% 0.3% 1.0% - 2.9% 3.4% - 3.1% 1.2% 0.3% 2.2% - 3.0% 1.1% 2.2% Aug 0.4% 0.9% 1.7% 0.1% 9.7% 3.7% 0.6% - 0.3% - 1.2% - 0.1% - 0.3% - 2.1% 0.1% Sep 1.1% 0.8% 0.4% 0.5% 0.8% 19.6% 0.0% - 0.4% 3.5% - 0.4% - 2.2% 2.2% 2.0% Oct 2.0% 0.3% 2.5% - 0.8% 0.5% - 8.3% 0.0% 0.3% 0.9% 1.0% - 0.6% - 4.0% - 1.5% Nov 1.3% - 4.2% - 3.0% 1.7% 2.9% 3.3% 1.2% 1.1% 0.9% 0.3% 0.7% - 1.1% 0.5% Dec - 1.2% 1.3% 0.8% 0.8% 1.9% 3.4% 0.7% - 1.1% 1.0% 2.0% - 0.5% 1.1% 3.6% Ann Ret 9.1% 1.5% 8.8% 11.3% 22.4% 35.2% 1.2% 3.7% 8.9% 7.4% 1.9% 0.9% 16.6% Index Returns (from March 16, 1998) Page 5 50 100 150 200 250 300 350 400 450 Mar 1998 Mar 2001 Mar 2004 Mar 2007 Mar 2010 Mar 2013 EMERALD Bi - Weekly Index Live Date S&P 500® 20.8% - 3.9% 9.5% 9.1% 1.5% 8.8% 11.3% 22.4% 35.2% 1.2% 3.7% 8.9% 7.4% 1.9% 0.9% 16.6% 8.9% - 10.1% - 13.0% - 23.4% 26.4% 9.0% 3.0% 13.6% 3.5% - 38.5% 23.5% 12.8% 0.0% 13.4% 29.6% 11.4% - 0.7% 3.7% EMERALD Bi - Weekly S&P 500®

Adding EMERALD Bi - Weekly to an equity portfolio can enhance returns – “S&P ® + EMERALD Bi - Weekly” assumes $100 investment in S&P 500 ® plus $100 exposure to EMERALD Bi - Weekly starting on March 16, 1998 – Annualized Returns – S&P 500 ® : 3.7% – EMERALD Bi - Weekly: 8.9% – S&P ® + EMERALD Bi - Weekly: 10.0% – Volatility (weekly returns) – S&P 500 ® : 18.3% – EMERALD Bi - Weekly: 13.7% – S&P ® + EMERALD Bi - Weekly: 19.2% Note: EMERALD Bi - Weekly did not exist prior to April 1, 2015 (the “EMERALD Bi - Weekly Live Date”); EMERALD Bi - Weekly has very limited p erformance history and no actual investment which allowed tracking of the performance of EMERALD Bi - Weekly was possible before the EMERALD Bi - Weekly Live Date. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do no t reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on EMERALD Bi - Weekly would have been lower than EMERALD Bi - Weekly as a result of fees and/or costs. See Risk Factors for more information. Source : Deutsche Bank, Bloomberg Finance L.P., 2015 BBG: DBVEMR EMERALD ® Bi - Weekly EMERALD Bi - Weekly as an Overlay to an Equity Portfolio Page 6 0 50 100 150 200 250 300 350 400 450 500 550 Mar 1998 Mar 2001 Mar 2004 Mar 2007 Mar 2010 Mar 2013 EMERALD Bi - Weekly Index Live Date S&P 500® S&P® + EMERALD Bi - Weekly

EMERALD ® EM (based on EEM) Annual Returns Note: EMERALD EM did not exist prior to January 13, 2011 (the “EMERALD EM Live Date”). No actual investment which allowed tracking of the performance of EMERALD EM was possible before the EMERALD EM Live Date. All results prior to those dates were retrospectively calculated. Accordingly, th e results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of ho w t he index will perform in the future. The performance of any investment product based on EMERALD EM would have been lower than EMERALD EM as a result of fees and/or costs. See Risk Factors for more information. Source : Deutsche Bank, Bloomberg Finance L.P., 2015 Performance Analysis (from December 31, 2005) March 1998 – December 2015 EMERALD® EM iShares MSCI EM Annualized Returns 7.3% 0 .9 % Volatility (Weekly Returns) 11.4% 29.1% Sharpe Ratio (1.3%) 0.64 N/A Max. Drawdown (Weekly Returns ) - 15.6% - 62.6% Start Date 28 - Nov - 14 26 - Oct - 07 End Date 11 - Dec - 15 24 - Oct - 08 Max/Min Returns Rolling 12 Months 57.7%/ - 16.3% 123.5%/ - 65.3% Rolling 3 Months 34.7%/ - 19.2% 71.2%/ - 54.7% Rolling 12 Months % Positive 81% 59% % Negative 19% 41% Average 9.9% 6.7% Median 5.6% 3.7% Correlation (Weekly Returns) 0.17 Index Returns (from December 31, 2005) Monthly Returns Analysis (shaded area is retrospectively calculated historical results) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Jan - 1.8% 2.8% - 0.3% 0.3% - 2.7% 1.0% - 0.2% 0.5% 0.7% - 1.1% Feb 3.3% 1.7% 0.4% 0.5% 2.6% 2.5% 0.4% 1.2% 2.8% 4.0% Mar 0.6% - 1.7% 5.6% 1.6% - 0.5% - 0.3% 2.9% - 2.5% 0.0% - 0.9% Apr - 1.0% - 0.4% 0.3% 1.3% 1.2% - 0.4% 2.6% 2.1% 0.4% - 3.0% May - 5.7% 2.3% 0.0% - 0.6% 3.6% 0.0% - 4.2% - 1.2% 0.7% 0.0% Jun - 0.1% 0.2% 2.1% 0.0% 0.7% 1.6% 2.4% - 1.7% 0.2% 0.9% Jul 1.5% 2.3% 3.3% - 1.7% - 0.3% 0.0% - 0.5% 1.3% 0.4% - 0.7% Aug 0.2% 2.7% 3.0% 1.0% 0.3% - 5.1% 0.1% 1.2% 2.5% - 5.1% Sep 1.2% - 0.9% 20.8% - 1.5% - 0.6% 1.0% - 0.5% - 3.2% - 1.8% 1.9% Oct 1.4% 1.1% 3.5% 2.1% 2.1% 0.2% 1.3% 1.8% 1.2% - 2.9% Nov 0.9% 7.7% 3.0% 2.1% 0.6% - 0.3% 1.2% 0.7% 2.9% - 0.5% Dec - 0.6% 0.4% 0.6% 1.1% 0.3% 0.5% - 2.2% 3.3% - 6.4% - 0.6% Ann Ret - 0.4% 19.4% 49.0% 6.5% 7.4% 0.5% 3.2% 1.8% 3.2% - 8.0% Page 7 50 100 150 200 250 Dec 2005 Dec 2007 Dec 2009 Dec 2011 Dec 2013 Dec 2015 EMERALD® EM Index Live Date iShares MSCI EM - 0.4% 19.4% 49.0% 6.5% 7.4% 0.5% 3.2% 1.5% 3.2% - 8.0% 7.3% 29.6% 31.5% - 50.2% 66.2% 14.7% - 20.3% 16.9% - 5.8% - 5.9% - 18.1% 0.9% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Annual EMERALD® EM iShares MSCI EM

Adding EMERALD EM to an emerging markets equity portfolio can enhance returns and potentially lower volatility – “EEM + EMERALD” assumes $100 investment in iShares MSCI EM Fund (EEM) plus $100 exposure to EMERALD EM starting on December 31, 2005 – Annualized Returns – EEM: 0.9% – EMERALD EM: 7.3% – EEM + EMERALD: 7.8% – Volatility (weekly returns) – EEM: 29.2% – EMERALD: 11.4% – EEM + EMERALD: 23.5% Note: EMERALD EM did not exist prior to January 13, 2011 (the “EMERALD EM Live Date”). No actual investment which allowed tracking of the performance of EMERALD EM was possible before the EMERALD EM Live Date. All results prior to those dates were retrospectively calculated. Accordingly, th e results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of ho w t he index will perform in the future. The performance of any investment product based on EMERALD EM would have been lower than EMERALD EM as a result of fees and/or costs. See Risk Factors for more information. Source : Deutsche Bank, Bloomberg Finance L.P., 2015 BBG: DBVEMREM EMERALD ® EM EMERALD EM as an Overlay to an EM Equity Portfolio Page 8 50 100 150 200 250 300 350 Dec 2005 Dec 2007 Dec 2009 Dec 2011 Dec 2013 Dec 2015 EMERALD® EM Index Live Date iShares MSCI EM EEM + EMERALD® EM

The EMERALD and EMERALD EM are calculated from daily and weekly returns 1 of S&P and EEM , respectively. – Each index combines the equally - weighted returns of 5 Sub - Indices, one for each day of the week: Monday, Tuesday, Wednesday, Thursday, Friday – Let’s look at the Monday sub - index: – The sub - index’s return from one Monday to the next will be based on the following:  Add 5 daily returns: Mon - Tue, Tue - Wed, Wed - Thu, Thu - Fri, Fri - Mon  Subtract 1 weekly return: Mon - Mon – In the middle of the week, say Thursday, the sub - index’s return week - to - date (from last Monday) will be based on the following:  Add 3 daily returns: Mon - Tue, Tue - Wed, Wed - Thu  Subtract 1 week - to - date return: Mon - Thu – See next page for a graphical illustration 1 Daily and weekly returns are calculated as squared natural log (LN) returns. The daily - observed volatility of each Sub - Index, which is calculated from the daily returns, is scaled by a factor of 0.98 in th e case of EMERALD and 0.97 in the case of EMERALD EM, which are intended to approximate the costs and expenses of hedging exposure to the underlying Strategy. Historically, th is cost factor has been on average approximately 1 basis point (0.01%) per trading day in the case of EMERALD and 1.5 basis points (0.015%) per trading day in the case of EMERA LD EM. BBG: DBVEMR EMERALD ® Strategy Index Construction Page 9

MONDAY TUESDAY WEDNESDAY THURSDAY FRIDAY MONDAY Monday Sub - Index progression from Monday to following Monday Daily Week to Date Daily and weekly returns are calculated as squared natural log (LN) returns BBG: DBVEMR EMERALD ® Strategy Index Construction – Monday Sub - Index Example Daily + Daily + Daily + Daily Week to Date Daily + Daily Week to Date Daily + Daily + Daily Week to Date Daily + Daily + Daily + Daily + Daily Full Monday to Monday Week Page 10

EMERALD and EMERALD EM rebalance frequently to maintain consistent exposure through periods of changing volatility – The notional of each Sub - Index is rebalanced weekly based on volatility levels at the time ‒ Exposure is decreased when volatility is high and increased when volatility is low ‒ This seeks to stabilize the volatility of the indices and limit dramatic fluctuations in highly volatile markets while continuing to generate returns during periods of low volatility BBG: DBVEMR EMERALD ® Strategy Index Construction – Volatility Control Note: EMERALD did not exist prior to October 12, 2009 (the “EMERALD Live Date”); EMERALD EM did not exist prior to January 13, 2011 (the “EMERALD EM Live Date”). No actual investment which allowed tracking of the performance of the EMERALD indices was possible before the EMERALD Li ve Date and EMERALD EM Live Date, respectively. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The perfo rma nce of any investment product based on EMERALD or EMERALD EM would have been lower than such index as a result of fees and/or costs. See Risk Factors for more information. Source : Deutsche Bank, Bloomberg Finance L.P., 2015 Page 11 0 50 100 150 Apr 2006 Apr 2007 Apr 2008 Apr 2009 Apr 2010 Apr 2011 Apr 2012 Apr 2013 Apr 2014 Apr 2015 EMERALD EM vs EEM Volatility EMERALD EM 3 - Month Volatility Index Live Date EEM 3 - Month Volatility 0 20 40 60 80 Jun 1998 Jun 2000 Jun 2002 Jun 2004 Jun 2006 Jun 2008 Jun 2010 Jun 2012 Jun 2014 EMERALD vs S&P 500 Volatility EMERALD 3 - Month Volatility Index Live Date S&P 500 Index 3 - Month Volatility

EMERALD® Strategy
Period Analysis

Historically, the EMERALD Strategies have generally performed well in both up and down markets. Below we take a look at overall and best and worst periods for S&P and EEM and the corresponding EMERALD Strategy returns.

3-month Return Comparison[1]		EMERALD Returns During S&P Period	
S&P Returns		% Pos	% Neg
% Pos	63%	73%	27%
% Neg	37%	70%	30%

6-month Return Comparison[1]		EMERALD Returns During S&P Period	
S&P Returns		% Pos	% Neg
% Pos	67%	72%	28%
% Neg	33%	75%	25%

3-month Return Comparison[1]		EMERALD Returns During EEM Period	
EEM Returns		% Pos	% Neg
% Pos	58%	76%	24%
% Neg	42%	63%	38%

6-month Return Comparison[1]		EMERALD Returns During EEM Period	
EEM Returns		% Pos	% Neg
% Pos	57%	86%	14%
% Neg	43%	46%	54%

5 Worst 3-month S&P Returns[2]

Start	End	S&P	EMERALD
Aug-08	Nov-08	-30.1%	17.4%
Nov-08	Feb-09	-18.0%	3.1%
Jun-02	Sep-02	-17.6%	-2.3%
Jun-01	Sep-01	-15.0%	-5.8%
Jun-11	Sep-11	-14.3%	-2.2%

5 Worst 6-month S&P Returns[2]

Start	End	S&P	EMERALD
Aug-08	Feb-09	-42.7%	21.0%
Mar-02	Sep-02	-28.9%	2.3%
Sep-00	Mar-01	-19.2%	5.8%
Apr-01	Oct-01	-15.2%	-6.9%
Mar-11	Sep-11	-14.7%	-2.0%

5 Worst 3-month EEM Returns[2]

Start	End	EEM	EMERALD EM
Aug-08	Nov-08	-42.7%	28.8%
Jun-11	Sep-11	-26.3%	-4.1%
May-08	Aug-08	-20.5%	8.5%
Oct-07	Jan-08	-18.0%	7.8%
May-15	Aug-15	-17.7%	-4.9%

5 Worst 6-month EEM Returns[2]

Start	End	EEM	EMERALD EM
May-08	Nov-08	-54.4%	39.8%
Mar-11	Sep-11	-28.0%	-3.0%
Jun-15	Dec-15	-18.8%	-7.8%
Dec-12	Jun-13	-13.0%	-1.7%
Oct-07	Apr-08	-12.1%	14.6%

5 Best 3-month S&P Returns[2]

Start	End	S&P	EMERALD
Feb-09	May-09	25.0%	2.4%
Aug-98	Nov-98	21.6%	7.1%
Jun-09	Sep-09	15.0%	-2.8%
Mar-03	Jun-03	14.9%	1.9%
Sep-99	Dec-99	14.5%	-1.6%

5 Best 6-month S&P Returns[2]

Start	End	S&P	EMERALD
Feb-09	Aug-09	38.8%	0.6%
Aug-98	Feb-99	29.4%	9.6%
Aug-10	Feb-11	26.5%	1.7%
Sep-11	Mar-12	24.5%	0.9%
Feb-03	Aug-03	19.8%	3.6%

5 Best 3-month EEM Returns[2]

Start	End	EEM	EMERALD EM
Feb-09	May-09	56.7%	2.4%
Jul-07	Oct-07	25.3%	3.0%
Jun-09	Sep-09	20.7%	-2.2%
Jun-10	Sep-10	20.0%	-0.6%
Sep-06	Dec-06	18.0%	1.7%

5 Best 6-month EEM Returns[2]

Start	End	EEM	EMERALD EM
Feb-09	Aug-09	66.3%	1.4%
Apr-07	Oct-07	38.3%	7.9%
Jun-10	Dec-10	27.6%	2.5%
Sep-11	Mar-12	22.4%	3.6%
Jun-06	Dec-06	22.0%	4.6%

[1] Monthly-rolling periods based on month-end returns
[2] Non-overlapping periods based on month-end returns (*i.e.*, the start date of one period cannot be earlier than the end date of another period)
Note: EMERALD did not exist prior to October 12, 2009 (the "EMERALD Live Date"); EMERALD EM did not exist prior to January 13, 2011 (the "EMERALD EM Live Date"). No actual investment which allowed tracking of the performance of the EMERALD indices was possible before the EMERALD Live Date and EMERALD EM Live Date, respectively. All results prior to those dates were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on EMERALD or EMERALD EM would have been lower than such index as a result of fees and/or costs. See Risk Factors for more information. Source: Deutsche Bank, Bloomberg Finance L.P., 2015

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Risk Factors

NEGATIVE SERIAL CORRELATION STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index or asset exhibiting negative serial correlation would under-represent the amount by which such index or asset moved during the week, and realized volatility measured from daily returns of such an index or asset would exceed realized volatility measured from weekly returns. The Strategy aims to monetize any negative serial correlation exhibited by the S&P 500® Index or the iShares MSCI Emerging Market Index Fund ("EEM"), respectively, by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index or EEM, respectively, in approximately equal notional amounts. The levels of EMERALD and EMERALD EM will increase if daily realized volatility exceeds weekly realized volatility over a given week, and decrease if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S&P 500® Index or EEM will exist at any time, and thus no assurance that the EMERALD and EMERALD EM, respectively, will increase. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, levels of EMERALD and EMERALD EM to fail to perform as expected. Furthermore, the levels of EMERALD and EMERALD EM may sharply decline if the value of the S&P 500® Index or EEM, respectively, continues to increase or decrease in the same direction for more than a few weekdays, resulting in a weekly realized volatility greatly exceeding daily realized volatility. EMERALD and EMERALD EM each employ the methodology described herein to implement its underlying Strategy. The return on any financial product linked to one or both of the indices (a "Financial Product") is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S&P 500® Index or EEM. Investors in such Financial Products will not benefit from any results determined on the basis of any such alternative measure. EMERALD Bi-Weekly is based on a similar strategy as EMERALD but aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling two-week volatility on the S&P 500® Index in approximately equal notional amounts. EMERALD Bi-Weekly is subject to similar negative serial correlation strategy risk as described above for EMERALD and EMERALD EM.

EMERALD BI-WEEKLY HAS VERY LIMITED PERFORMANCE HISTORY — Calculation of EMERALD Bi-weekly began on April 1, 2015. Therefore, EMERALD Bi-Weekly has very limited performance history and no actual investment which allowed tracking of the performance of EMERALD Bi-Weekly was possible before its live date. The performance data prior to its live date shown in this presentation has been retrospectively calculated using historical data and the current methodology and does not reflect actual performance. Although the Index Sponsor believes that these retrospective calculations represent accurately and fairly how EMERALD Bi-Weekly would have performed before its live date, EMERALD Bi-Weekly did not, in fact, exist before its live date. Furthermore, the index methodology was designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected its performance. The returns prior to its live date were achieved by means of a retroactive application of such back-tested index methodology designed with the benefit of hindsight. It is impossible to predict whether EMERALD Bi-Weekly will rise or fall. The actual performance of EMERALD Bi-Weekly may bear little relation to its retrospectively calculated performance.

EMERALD INDICES CONTAIN EMBEDDED COST — The EMERALD indices have embedded costs. The notional amount of each Sub-Index of an EMERALD index is reset on its respective weekday in accordance with the "volatility at resetting." For EMERALD and EMERALD Biweekly, volatility at resetting is equal to the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day. For EMERALD EM, volatility at resetting is equal to the daily realized volatility over the past 3 months. The daily observed volatility of each Sub-Index is scaled by a factor of 0.98 for EMERALD and EMERALD Bi-Weekly and 0.97 for EMERALD EM, which is intended to reduce the level of such Sub-Index to approximate the costs and expenses of hedging exposure to the strategy underlying the relevant EMERALD index. Historically, this cost factor per trading day has been on average approximately 0.008% for EMERALD, 0.012% for EMERALD EM, and 0.008% for EMERALD Bi-Weekly. From, and including, 2006 to, and including, 2015, the annual cost factor has ranged from 1.30% to 3.94% for EMERALD, 1.92% to 4.54% for EMERALD EM, and 1.28% to 4.14% for EMERALD Bi-Weekly. Because EMERALD began to be calculated on a live basis on October 12, 2009 and EMERALD EM began on April 1, 2015, the annual cost factors from, and including, 2006 to, but excluding, each index's live date, were retrospectively calculated.

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Risk Factors

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE STRATEGIES, MAY ADJUST EACH INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF INTEREST — Deutsche Bank AG, London Branch is the sponsor of the EMERALD indices (the "**Index Sponsor**") and will determine whether there has been a market disruption event with respect to the indices. In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing level of the indices. The Index Sponsor carries out calculations necessary to promulgate the indices and maintains some discretion as to how such calculations are made. In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the indices in the event the regular means of determining the indices is unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of the indices. Any of these actions could adversely affect the value of securities or options linked to the indices. The Index Sponsor has no obligation to consider the interests of holders of securities linked to the indices in calculating or revising the indices.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the indices or the strategy reflected by the indices (or any transaction, product or security related to the indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding of transactions, products or securities related to the indices. Any of these activities may affect the indices or transactions, products or securities related to the indices. Investors should make their own independent investigation of the merits of investing in contracts or products related to the indices.

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF A FINANCIAL PRODUCT LINKED TO AN EMERALD INDEX — We or our affiliates expect to hedge our exposure from any financial product linked to an EMERALD index (a "**Financial Product**") that we or our affiliates offer and sell by entering into derivative transactions, such as over-the-counter options, futures or exchange-traded instruments. In addition to such Financial Products, we or our affiliates may issue or underwrite other securities or financial or derivative instruments with returns linked or related to the EMERALD Indices or their components. We or our affiliates may establish, adjust or unwind hedge positions with respect to the Financial Products and such other securities or instruments by, among other things, purchasing or selling at any time the components of the EMERALD Indices or instruments whose value is derived from the EMERALD Indices or their components. This hedging activity could adversely affect the levels of the EMERALD Indices or the value of a Financial Product. For example, on or prior to the trade date of a Financial Product, we or our affiliates may purchase the components of the relevant EMERALD Index or instruments whose value is derived from such EMERALD Index or its components as part of our or our affiliates' hedge. Such hedging activity could potentially increase the level of such EMERALD Index prior to the close of trading on the trade date and effectively establish a higher level that such EMERALD Index must achieve for an investor to obtain a positive return on its investment in the Financial Product or avoid a loss of some or all of its investment.

In addition, during the term of the Financial Product, we or our affiliates may adjust our or their hedge positions in connection with the reweighting, rebalancing or reconstitution of the relevant EMERALD Index by selling some or all of the existing components and/or purchasing new or existing components of such EMERALD Index at or in advance of the time the values and weightings of the components are determined for purposes of such reweighting, rebalancing or reconstitution. This hedging activity could potentially decrease the prices at which such EMERALD Index notionally sells existing components and increase the prices at which such EMERALD Index notionally purchases new or existing components, and thus adversely affect the level of such EMERALD Index. Finally, unwinding any hedge positions on or prior to the valuation date(s) of the Financial Product by us or our affiliates could potentially decrease the level of the relevant EMERALD Index prior to the close of trading on such valuation date(s) and adversely affect the value of the Financial Product. We or our affiliates may also engage in trading in instruments linked or related to the EMERALD Indices on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may adversely affect the levels of the EMERALD Indices and make it less likely that an investor will receive a positive return on its investment in the Financial Product. It is possible that we or our affiliates could receive substantial returns from these hedging and trading activities while the value of the Financial Product declines. Introducing competing products linked to or related to the EMERALD Indices or its components into the marketplace could also adversely affect the value of the Financial Product in the secondary market. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, an investor's trading and investment strategies related to the Financial Product.

Important Notes The distribution of this document and the availability of some of the products and services referred to herein may be restric ted by law in certain jurisdictions. Some products and services referred to herein are not eligible for sale in all countries and in any event may only be sold to qualified investo rs. Deutsche Bank will not offer or sell any products or services to any persons prohibited by the law in their country of origin or in any other relevant country from engaging in an y s uch transactions. Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the eff ect of entering into or purchasing any transaction, product or security related to an EMERALD index (each, a “Structured Product”). Before entering into any Structured Product you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction i n t he light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured Product. Structured Products are not suitable for all investors due to illiquidity, optionality , time to redemption, and payoff nature of the strategy. Deutsche Bank or persons associated with Deutsche Bank and their affiliates may: maintain a long or short position in securit ies referenced herein or in related futures or options; purchase, sell or maintain inventory; engage in any other transaction involving such securities; and earn brokerage or other com pensation. Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of e xpe cted payout on an actual investment and/or expected behavior of an actual Structured Product. Calculations of returns on Structured Products may be linked to a referenced index or interest rate. As such, Structured Pro duc ts may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Structured Products de nom inated in a currency, other than the investor’s home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These Structured Products may not be readily realizable investments and are not traded on any regulated market. Structured Products involve risk, which may in clu de interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors. The past performance of an index, securities or other instruments does not guarantee or predict future performance. The distr ibu tion of this document and availability of these products and services in certain jurisdictions may be restricted by law. In this document, various performance - related statistics, such as index return and volatility, among others, of EMERALD indices are compared with those of the S&P 500 ® Index and those of EEM, respectively. Such comparisons are for information purposes only. No assurance can be given that any EMER ALD index will outperform the S&P 500 ® Index or EEM, as applicable, in the future; nor can assurance be given that any EMERALD index will not significantly underperform t he S&P 500 ® Index or EEM, as applicable, in the future. Similarly, no assurance can be given that the relative volatility levels of EMERALD (or EMERALD Bi - weekly) and the S&P 500 ® Index or of EMERALD EM and EEM will remain the same in the future. Deutsche Bank does not provide accounting, tax or legal advice. BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSM ENT OF THE APPROPRIATENESS OF THE STRUCTURED PRODUCT IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING THE POSSIBLE RI SKS AND BENEFITS OF ENTERING INTO SUCH STRUCTURED PRODUCT. YOU SHOULD ALSO CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CO NSI DER NECESSARY OR APPROPRIATE FOR SUCH PURPOSE. Deutsche Bank” means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Man age ment refers to Deutsche Bank’s wealth management activities for high - net - worth clients around the world. Deutsche Bank Alex Brown is a division of Deutsche Bank Sec urities Inc. Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this com mun ication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more com plete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at . www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll - free 1 - 800 - 311 - 44 09. Page 15

Important Notes

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight and knowledge factors that may have possibly affected its performance. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

Structured Products linked to EMERALD indices discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom.

These Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange, and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Additional information (including index methodology and rules) about the Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250-6054. Any results shown do not reflect the impact of commission and/or fees, unless stated.

License Agreement with S&P

Any Structured Products are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the Structured Products or any member of the public regarding the advisability of investing in securities generally or in the Structured Products particularly, or the ability of the S&P 500® to track general stock market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P without regard to Deutsche Bank AG or the Structured Products. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the Structured Products into consideration in determining, composing or calculating the S&P 500®. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the Structured Products to be issued or in the determination or calculation of the amount due at maturity of the Structured Products. S&P has no obligation or liability in connection with the administration, marketing or trading of the Structured Products.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE STRUCTURED PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"STANDARD & POOR'S", "S&P", "S&P 500" AND "500" ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. STRUCTURED PRODUCTS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE STRUCTURED PRODUCTS.

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